                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): November 12, 1998
                                                         -----------------


                         PROVIDENT AMERICAN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




        Pennsylvania               0-13591                   23-2214195
----------------------------  ------------------------      ----------------
(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
     of incorporation)                                     Identification No.)





                2500 DeKalb Pike, Norristown, Pennsylvania 19404
                -------------------------------------------------
                (Address of principal executive offices/Zip Code)

              Former name, former address, and former fiscal year,
                       if changed since last report: N/A

Item 5. Other Events

         This Current Report on Form 8-K is being filed by Provident American Corporation ("Provident" or the "Company") to supplement and update the information contained in the periodic reports filed during 1998 and to disclose additional information or transactions occurring subsequent to September 30, 1998. Such information relates primarily to the operations of its majority owned subsidiary, HealthAxis.com Inc., formerly known as Insurion Inc. ("HealthAxis"), as well as certain financing transactions engaged in by the Company in order to fund the continuing operations of HealthAxis.

         The following information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Consolidated Financial Statements of the Company and its subsidiaries, and the notes thereto, appearing in the Company's reports filed with the Securities and Exchange Commission ("SEC"). Except for the historical information contained herein, this Current Report on Form 8-K, contains certain forward-looking statements regarding the Company's business and prospects that are based upon numerous assumptions about future conditions which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. Such forward-looking statements involve risks and uncertainties, such as historical and anticipated losses; uncertainty of future results, new business challenges, risks associated with brand development, competition, need for additional capital, management of potential growth; new management team of HealthAxis, dependence on key personnel, dependence on the Internet, commercial viability of the Internet, risk of changes in the Internet, dependence on strategic alliances with Internet partners, liability for information retrieved from the Internet, uncertain acceptance of the Internet as a medium for health insurance sales, risk capacity constraints; reliance on internally developed systems; system development risks, dependence on third party systems, rapid technological change, risk of system failure or inadequacy, A.M. Best's insurance ratings, dependence on key suppliers of insurance products, dependence upon third party claims administration services, changes in the insurance industry, insurance industry factors, health care reform legislation, government regulation and legal uncertainties, potential conflicts of interest, intercompany agreements not subject to arm's length negotiations and risk associated with the Year 2000 and absence of dividends. Any one or a combination of these factors could have a material adverse effect on the Company's business, financial condition and results of operations. These forward-looking statements represent the Company's judgment as of the date of this report. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Amendments to HealthAxis' Agreements with Internet Partners

         During 1998 the Company entered into various agreements in order to sell and service insurance policies via the Internet along with agreements related to financing and management. Effective February 1, 1998 the Company entered into the first of these agreements: an Amended and Restated Interactive Marketing Agreement with America Online, Inc. ("AOL") which provided that the Company will be AOL's exclusive third-party direct marketer for managed-care products for individuals and groups of less than fifty individuals in the United States along with vision insurance, prescription coverage, dental, critical care insurance and long-term care insurance coverage. In June 1998 the Company entered into two similar promotional agreements with CNET, Inc. ("CNET"), which also includes Snap.com, and LYCOS, Inc. ("LYCOS") whereby CNET and LYCOS each would exclusively promote the Company's health insurance and other related products on CNET's and LYCOs' web sites. The primary terms of these agreements were previously described in the Company's reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

         In November 1998, HealthAxis renegotiated its agreements with AOL, CNET and LYCOS in order to obtain additional time needed to develop and test its web site and to secure additional funds necessary to enable HealthAxis to make payments that were coming due and/or past due under these agreements. AOL, CNET and LYCOS each agreed to extend the launch date for HealthAxis' web site and the due dates for HealthAxis' payment of fees. The material terms of the amendments to these three agreements are described below.

         The AOL Amendment. In February 1998, the Company's wholly owned subsidiary, Provident Health Services, Inc. ("PHS"), entered into an Amended and Restated Interactive Marketing Agreement (the "IM Agreement") with AOL. PHS subsequently assigned all of its rights in the IM Agreement to HealthAxis. Due to the delays in the implementation of its web site during the preliminary phase of the web site development, management of HealthAxis determined to utilize a two-step launch of its web site consisting of a "soft launch" whereby HealthAxis would be able to perform live system tests and upon the completion of these tests an "official launch." In addition, HealthAxis found it necessary to reschedule payment obligations which were past due under the IM Agreement. As a result, PHS and HealthAxis entered into the First Amendment to the Amended and Restated Interactive Marketing Agreement (the "IM Amendment") with AOL effective November 13, 1998. The IM Amendment provides that HealthAxis will be the exclusive third-party direct marketer of certain health insurance and other related policies (the "Products") for individuals and groups of less than fifty individuals in the United States and HealthAxis will advertise the Products to AOL subscribers on AOL's online network under the HealthAxis.com brand name to be used exclusively for the Products. The IM Amendment extended the official launch of the www.healthaxis.com web site from October 1, 1998 to no later than March 31, 1999. The initial term commencing on February 1, 1998, was extended and now expires on January 31, 2000, instead of October 1, 1999, with a renewal period of two additional years at HealthAxis' election. The IM Amendment provides that PHS is required to pay $10.0 million to AOL during 1998 and 1999, an increase of $2.0 million from the IM Agreement. HealthAxis paid AOL $8.5 million during 1998 and is required to pay AOL $1.5 million during 1999. HealthAxis obligations under the IM Amendment are guaranteed by the Company.

         Under the IM Amendment, the Company issued to AOL immediately exercisable warrants to purchase 300,000 shares of the Company's common stock, par value $0.10 per share (the "Provident Common Stock"), at an exercise price of $4.48 per share, for a period of seven years (rather than five years as set forth in the IM Agreement) commencing February 1, 1998. Under the IM Amendment, the Company also agreed to issue to AOL additional warrants in the fourth quarter of 1998 to purchase shares of Provident Common Stock and shares of HealthAxis common stock, no par value per share (the "HealthAxis Common Stock"). The warrant agreements executed in connection with the IM Amendment provide that AOL shall receive warrants to purchase 300,000 shares of Company's or HealthAxis' or any combination thereof for an aggregate of 300,000 shares. The exercise price of the warrants to purchase shares of the Provident Common Stock is $3.38 per share for a period of nine years commencing November 13, 1998. Such warrants are immediately exercisable. The warrants to purchase shares of HealthAxis Common Stock have an exercise price of $1.77 per share and are exercisable for a period of nine years commencing November 13, 1998. Such warrants are immediately exercisable. See "Recent Sales of Unregistered Securities by Provident."

         Under the IM Amendment, if HealthAxis elects the two year renewal, then HealthAxis shall make an additional payment to AOL of $33.5 million (rather than $32.5 million as set forth in the IM Agreement) on or before January 31, 2000. Under certain circumstances, the IM Amendment can be extended by AOL. If HealthAxis exercises its right to renew the IM Amendment then the IM Amendment also provides for the issuance of warrants to purchase 300,000 shares of Provident subject to the terms and conditions of the IM Amendment. In addition, the IM Amendment has provided that upon its expiration or termination, HealthAxis must release and discharge its underwriters, third party insurance carriers and other providers from any obligations which would preclude such third parties from entering into a similar arrangement with AOL or its affiliates. Finally, under the IM Amendment, HealthAxis will pay additional administrative fees to AOL if accepted applications exceed certain levels for the initial and renewal terms of the IM Amendment.

         The CNET Amendment. On June 14, 1998, CNET and HealthAxis entered into the Promotion Agreement, which was renegotiated in November 1998. Effective November 13, 1998, CNET and HealthAxis entered into the First Amendment to Promotion Agreement (the "CNET Amendment"). Under the CNET Amendment, the promotions that had been scheduled for delivery during the fourth quarter of 1998 and January 1999 will, subject to CNET's discretion and reasonable efforts, be delivered from February 1, 1999 until December 31, 1999. The parties also agreed to reschedule future payments and defer payments due under the Promotion Agreement until April 1, 1999.

         The LYCOS Amendment. Effective November 13, 1998, HealthAxis and LYCOS entered into the Amended and Restated Agreement (the "LYCOS Amendment") to amend the initial agreement (the "LYCOS Agreement") between the parties dated June 26, 1998 as amended October 30, 1998. Under the LYCOS Amendment, LYCOS agreed to reduce the fees payable by HealthAxis by approximately $4.08 million during the first term of the LYCOS Agreement and HealthAxis agreed to a 28% reduction in guaranteed impressions during the same period. In addition, the parties agreed to omit a provision under which LYCOS would sell advertising on the co-branded site. The parties reduced the rate of compensation payable to LYCOS for over-delivery of impressions under the LYCOS Agreement and reduced the minimum number of policies that must be sold in order to trigger additional payments to LYCOS. Finally, the launch date of the HealthAxis web site was extended from between September 1, 1998 and November 1, 1998 to between March 1, 1999 and May 1, 1999, and the term of the LYCOS Agreement was reduced from twenty-seven months to twenty-four months commencing with the launch date of the co-branded web site under the LYCOS Amendment.

Sale of PALHIC to Central Reserve Life Insurance Company/Reinsurance of Group Medical and Life Insurance Business

         On November 12, 1998, the Company and Provident Indemnity Life Insurance Company ("PILIC"), a subsidiary of Provident, signed a binding letter agreement to reinsure 100% of its group medical and group life inforce business and sell the Company's group medical marketing, sales distribution rights and all of the outstanding capital stock of Provident American Life and Health Insurance Company ("PALHIC") to Central Reserve Life Insurance Company ("CRLC") (the "CRLC Agreement"). The following description of the CRLC Agreement is qualified by reference to the full text of such agreement which was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

         Under the CRLC Agreement, PALHIC will reinsure 100% of its business to PILIC, which in turn will reinsure through a 100% quota share reinsurance agreement all of the Company's group medical and group life business to Reassurance Company of Hanover ("RCH") for a $10.0 million ceding commission. In addition, PILIC will sell all of the outstanding shares of PALHIC to CRLC for an amount equal to PALHIC's capital and surplus. The Company will also transfer all rights and control regarding the Company's licensed insurance agents and enter into non-compete and non-solicitation agreements with CRLC regarding the Company's licensed insurance agents with respect to the future sale of health insurance products for a three year period. The Company anticipates that these transactions will be effective by December 31, 1998. The completion of the transactions described in the CRLC Agreement are subject to regulatory approval. The Company can provide no assurance that this transaction can be consummated within the time frame contemplated by the CRLC Agreement.

         The CRLC Agreement provides for a $10.0 million ceding commission to be paid to PILIC by RCH and will consist of a $5.0 million non-refundable payment plus a $5.0 million contingent payment, whereby the Company will guarantee that RCH will earn at least $10.0 million in future profits from the purchased inforce business, plus 12% interest (the "guaranteed amount"). If RCH fails to earn the guaranteed amount within five years of the date of the closing of the CRLC transaction, the Company must repay RCH the lesser of the guaranteed amount less RCH's actual profits on the inforce business, or $5.0 million, plus 12% interest on $5.0 million. As security for the Company's guarantee, the Company will execute a security agreement in favor of RCH secured by the stock of PILIC. Such agreement will provide that RCH will take ownership of PILIC if the Company defaults on its guarantee to RCH. If RCH's future profits exceed the guaranteed amount then PILIC is entitled to receive an additional payment from RCH equal to two-thirds of the policy fees collected during 1999 and one-third of the policy fees collected during 2000.

         The Company is evaluating the accounting and financial impact on the Company's 1998 consolidated GAAP earnings of the transactions with CRLC and RCH. Such transactions may be material to the 1998 and subsequent financial statements.

         Under the CRLC Agreement, PILIC has the right to assume new business written by PILIC's agents for five years after the effective date of the CRLC Agreement. PILIC may assume up to 20% of the new business written by PILIC's agents during 1999 and up to 50% for the remaining four years via a new quota share reinsurance agreement with PALHIC. For the purpose of computing profit and loss of the reinsured business, CRLC, through PALHIC, will charge not more than 43% of first year premium and 28% of renewal premium, plus an administrative fee of 3%, which will be reduced to 2% if total policies under administration exceed $100 million of premium inforce.

         Pursuant to the terms of the CRLC Agreement, PILIC may also assume 50% of the new business sold through HealthAxis and directly underwritten by PALHIC commencing January 1, 1999 via a new quota share reinsurance agreement with PALHIC for a period of 3 years. For the purpose of computing profit and loss of the reinsured business, CRLC, through PALHIC, will charge not more than 28% of first year premium and 21% of renewal premium, plus an administrative fee of 3%. PALHIC will pay HealthAxis commissions of 15% of first year premium and 8% of renewal premium, plus all administrative fees until HealthAxis has recovered all payments made to initiate its Internet program. After such time the fees will be subject to the quota share agreement between PALHIC and PILIC. CRLC will work to develop additional health insurance products for sale by HealthAxis and enter into comparable reinsurance agreements with PILIC. Such transactions are subject to regulatory approval.

Issuance of HealthAxis Common Stock upon Conversion of $5.0 Million Convertible Note

         On September 30, 1998, Health Plan Services, Inc. ("HPS"), the holder of HealthAxis' $5.0 million convertible note (the "Convertible Note"), exercised an option to convert the Convertible Note into 2,316,177 shares of HealthAxis Common Stock, representing approximately 15% of outstanding HealthAxis Common Stock. In addition, HealthAxis issued 49,188 shares of HealthAxis Common Stock to HPS in consideration for approximately $106,000 of outstanding accrued but unpaid interest on the Convertible Note. The conversion agreement with HPS includes an anti-dilution provision which requires HealthAxis to issue additional shares of HealthAxis Common Stock to such holder in certain circumstances. Under such agreement, if HealthAxis issues additional shares of Common Stock (or any stock convertible into HealthAxis Common Stock) for consideration less than $2.16 per share prior to having a registration statement declared effective by the SEC, HealthAxis would be required to issue additional shares to its minority shareholder. In connection with the conversion of the Convertible Note, the number of shares issuable upon the conversion of the Convertible Note was increased from 12.5% to 15% of the outstanding shares of HealthAxis.

Provident Future Capital Needs

         The Company estimates that its anticipated funding needs for the fourth quarter of 1998 and 1999 will approximate $30.0 million and $63.0 million, respectively, of which $4.0 million and $16.0 million relate to the funding needs of HealthAxis for the fourth quarter of 1998 and 1999, respectively, which are described below. The Company intends to fund its capital needs through premiums generated from insurance sales, commission and fee income of HealthAxis, the sale of its insurance business, including PAHLIC, to CRLC, the sale of short and long term investments and the issuance of $5.75 million of HealthAxis Common Stock, described herein. The Company is currently exploring the possible issuance of approximately $15.0 million of HealthAxis debt or equity during 1999.

         No assurances can be given that such sources will be available or sufficient to fund the Company's operations particularly in light of the funds required by HealthAxis to implement its business plan. As a result of these funding needs, the Company will need to seek external debt or equity financing. No assurance can be given as to the Company's ability to successfully access the debt or equity markets in light of its current financial condition as well as market conditions for private or public debt or equity offerings generally.

HealthAxis' Capital Raising Efforts and Future Capital Needs

         HealthAxis' operational efforts to date have been formation and development orientated. The HealthAxis "soft launch" of its web site commenced on December 4, 1998, and included a limited number of impressions from AOL. As part of the "soft launch", Provident products are currently available for sale on such web site in 19 states. HealthAxis is currently negotiating to add the products of additional carriers to its web site. It is currently anticipated that the "official launch" will occur in the first quarter of 1999. Since its inception, HealthAxis has incurred significant costs to develop and enhance its technology, to create its web site and to establish Internet marketing, insurance carrier, and claims administration relationships. As a result, on September 30, 1998, HealthAxis had a retained earnings deficit of $3.2 million.

         During 1998, HealthAxis funded its operations through the $750,000 fee received from HPS in return for the exclusive right to administer the HealthAxis insurance business and a $5.0 million private placement of convertible debt which was converted into 2,365,365 shares of HealthAxis Common Stock on September 30, 1998. On November 13, 1998, the Company purchased an additional 682,395 shares of HealthAxis Common Stock at a price of approximately $4.40 per share. In addition, effective September 15, 1998, HealthAxis issued 405,886 shares of its Series A Convertible Preferred Stock to PILIC for aggregate consideration of $2.4 million, or $5.91 per share. Effective November 16, 1998, HealthAxis issued an additional 140,030 shares of its Series A Convertible Preferred Stock to PILIC pursuant to the price adjustment provisions of the agreement between HealthAxis and PILIC. The Series A Convertible Preferred Stock is convertible into HealthAxis Common Stock on a one for one basis, subject to adjustment, as described in the Certificate of Designation related to the Series A Convertible Preferred Stock of HealthAxis. Each share of Series A Convertible Preferred Stock has the same voting rights as a share of HealthAxis Common Stock into which it is convertible and has certain preferences with respect to the payment of dividends and upon liquidation over the HealthAxis Common Stock.

         The Certificate of Designation related to the Series A Convertible Preferred Stock contains a mandatory redemption provision effective September 15, 1999 which would permit HealthAxis to redeem any or all of the Series A Convertible Preferred Stock outstanding at a redemption price of approximately $4.40 per share (subject to adjustments for stock dividends, stock splits, stock combinations, recapitalizations and similar occurrences) plus an amount that would yield a total annualized return of 10% calculated daily and compounded annually from the issue date through the redemption date. In addition, the holders of at least 51% of the outstanding shares of the Series A Preferred Stock have the right to require HealthAxis to redeem up to 100,000 shares on February 1, 2002 and on the first day of each calendar quarter thereafter provided the Series B Preferred Stock has been redeemed in full. Reference is made to the Certificate of Designation attached hereto as Exhibit 10.6 for additional information on the Series A Convertible Preferred Stock of HealthAxis.

         On November 13, 1998, HealthAxis issued 625,529 shares of Series B Convertible Preferred Stock to AOL at a price of approximately $4.40 per share for an aggregate purchase price of $2.75 million, of which a portion was used to pay amounts due to AOL under the IM Agreement. The Series B Convertible Preferred Stock is convertible into a number of shares of HealthAxis Common Stock on a one for one basis, subject to adjustment, as described in the Certificate of Designation related to the Series B Convertible Preferred Stock of HealthAxis. The outstanding shares of Series B Convertible Preferred Stock shall automatically convert into shares of HealthAxis Common Stock based upon a conversion ratio set forth in the Certificate of Designation of HealthAxis upon the consummation of the first public offering of HealthAxis Common Stock at a pre-offering market capitalization of not less than $200.0 million and aggregate proceeds of the offering are not less than $25.0 million. Holders of 51% of the outstanding shares of Series B Preferred Stock have the right to require HealthAxis to redeem any or all of the outstanding Series B Preferred Stock within six months of the occurrence of certain triggering events described in the Certificate of Designation.

         Each share of Series B Convertible Preferred Stock has the same voting rights as a share of HealthAxis Common Stock into which it is convertible and has certain preferences with respect to the payment of dividends and upon liquidation over the Series A Convertible Preferred Stock and the HealthAxis Common Stock. Reference is made to the Certificate of Designation attached hereto as Exhibit 10.7 for additional information on the Series B Convertible Preferred Stock of HealthAxis.

         HealthAxis estimates that its anticipated funding needs for the fourth quarter of 1998 and 1999 will be approximately $4.0 million and $16.0 million, respectively. In 1999, HealthAxis' obligations to AOL, CNET and LYCOS total approximately $4.4 million, of which approximately $800,000 is payable during the first quarter of 1999. In order to implement its business plan in 1999, HealthAxis anticipates incurring expenses of $16.0 million of which approximately $6.0 million is necessary to promote its web site launch, $4.4 million represents payments to AOL, CNET and LYCOS and the balance relates to salary and other expenses.

         HealthAxis is seeking other external sources of funds in order to fund payments to AOL, CNET and LYCOS and working capital expenses. No assurance can be given with respect to the success or timing of HealthAxis' efforts in obtaining such additional funding. In the event that HealthAxis is unable to obtain the additional funds or launch its web site in accordance with the AOL, CNET and LYCOS Agreements, HealthAxis will be in breach of one or more of those agreements. A breach on the part of HealthAxis could result in the forfeiture of all amounts paid to AOL, CNET or LYCOS under such agreements. The inability of HealthAxis to timely obtain additional sources of financing in a sufficient amount in order to make payments due under the AOL, LYCOS and CNET Agreements in the first quarter of 1999 and to continue the implementation of its business plan would have a material adverse effect on HealthAxis and the Company. No assurance can be given with respect to HealthAxis' ability to successfully implement its business plan without additional capital.

         In June 1998, HealthAxis adopted and Provident, as the sole shareholder of HealthAxis, approved the 1998 Stock Plan which provides for the award of options and stock purchase rights. Awards for an aggregate of 2,900,000 shares of HealthAxis Common Stock may be awarded pursuant to such plan. Of this amount, options to purchase 1,961,000 shares of HealthAxis Common Stock have been awarded to directors, officers, employees and consultants of HealthAxis, including options to purchase 991,000 and 309,000 shares of HealthAxis Common Stock which were awarded to Messrs. Ashker and Clemens, respectively. The option awards granted to Messrs. Ashker and Clemens are immediately exercisable at an exercise price of $1.77 and have a term of ten years. Substantially all of the remaining shares subject to options, other than the options to purchase 55,000 shares which are immediately exercisable, were granted at an exercise price of $1.77 per share and vest at a rate of 25% of the initial award on the date of grant, 25% of the initial award on February 1, 1999 and the balance in quarterly installments thereafter. Such options have a term of five years. HealthAxis issued options to purchase shares of HealthAxis Common Stock at an exercise price of $4.00 per share in November 1998. Such options have a term of five years and vest at a rate of 25% of the initial award on the grant date, 25% of the initial award on November 20, 1999 and the balance in quarterly installments thereafter.

Recent Sales of Unregistered Securities by Provident

         During 1998, Provident issued 961,543 shares of Provident Common Stock, in private offerings which were not registered with the Securities and Exchange Commission. The following provides information regarding such transactions which were engaged in by Provident as part of its capital raising efforts, in connection with the conversion of its preferred stock, for compensatory reasons and as payments to consultants.

         The following Provident Common Stock transactions were engaged in with the individuals identified below as part of compensatory arrangements with employees, payment for consulting services and in connection with the conversion of preferred stock:

                                  Name of Person                          Aggregate
                                    Purchasing              Number         Purchase             Nature of
   Date of Transaction              Securities             of Shares        Price              Transaction
   -------------------              ----------             ---------        -----              -----------

April 3, 1998               Paul Klimczak                    75,000          N/A        Stock issued pursuant to
                                                                                        consulting arrangement


July 27, 1998               Edward Bolton                    25,000          N/A        Stock issued pursuant to
                                                                                        employment agreement


October 28, 1998            Butera, Beausang, Cohen           4,400          N/A        Conversion of Preferred
                            & Brennan Pension Plan                                      Shares into Common Stock


         The remaining 857,143 shares of Provident Common Stock were issued on November 13, 1998 to the following individuals in a private offering:


                         Name of Person                            Number of             Aggregate
                     Purchasing Securities                           Shares           Purchase Price
                     ---------------------                           ------           --------------

        Lynx Private Equity Partners I, LLC(1)                       250,000           $   875,000

        James Burke                                                  207,143           $   725,000

        Craig Gitlitz(2)                                              42,857           $   150,000

        Interhotel Company, Ltd.                                     357,143           $ 1,250,000

---------------------------------

(1) Lynx Private Equity Partners I, LLC ("LPEP") is a limited liability corporation of which Lynx Capital Group, LLC ("LCG") is the investment advisor and general partner. Michael Ashker, the President and Chief Executive Officer of HealthAxis, is the sole manager of LCG and an investor in LPEP.

(2)  Mr. Gitlitz is an employee of HealthAxis.

         The proceeds of such offering were used to fund the Company's purchase of HealthAxis Common Stock.

         In addition, on March 23, 1998, the Company issued currently exercisable warrants to purchase 300,000 shares of Provident Common Stock to AOL at an exercise price of $4.48 per share. Such warrants had an exercise period of five years from the date of issue. Such warrant agreement was subsequently amended on November 13, 1998 in connection with the amendment of the IM Agreement to, among other things, extend the exercise period from five to seven years from November 13, 1998. On November 13, 1998, the Company also issued to AOL a warrant to purchase 300,000 shares of Provident Common Stock at an exercise price of $3.38 per share and HealthAxis issued AOL a warrant to purchase 300,000 shares of HealthAxis Common Stock at a price of $1.77 per share. Both warrants are immediately exercisable for a term of nine years from the date of issuance. Pursuant to the terms of such warrants, AOL may only exercise such warrants for a total of 300,000 shares of either HealthAxis Common Stock or Provident Common Stock or a combination of both. See "Amendments to the HealthAxis' Agreements with Internet Partners."

         The issuances of securities described above were made pursuant to exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, in reliance upon the fact that such sales did not involve a public offering. As a result, such securities are subject to restrictions on transfer. No commissions were paid in connection with the above transactions.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements.

                  None

         (b)      Exhibits.

                  The following exhibits are filed herewith:

S-K Item
Number              Description

10.1 Share Purchase Agreement dated November 13, 1998 between Provident American Corporation, Lynx Private Equity Partners I, LLC, James Burke, Craig Gitlitz and Interhotel Company Ltd.

10.2* First Amendment to the Amended and Restated Interactive Marketing Agreement between America Online, Inc., Provident Health Services, Inc. and HealthAxis.com Inc.

10.3* Promotion Agreement dated June 27, 1998 between Insurion, Inc. and CNET, Inc. and the First Amendment thereto dated November 13, 1998.


10.4* Amended and Restated Agreement dated November 13, 1998 between LYCOS, Inc. and Insurion, Inc.


10.5 Agreement dated September 15, 1998 between PILIC and HealthAxis related to the Series A Convertible Preferred Shares.

10.6 Certificate of Designation related to the Series A Convertible Preferred Stock of HealthAxis.com Inc.


10.7 Certificate of Designation related to the Series B Convertible Preferred Stock of HealthAxis.com Inc.


*  To be filed by amendment.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            PROVIDENT AMERICAN CORPORATION


Date: December 21, 1998                     By:  /s/ ALVIN H. CLEMENS
                                                 ---------------------
                                                     Alvin H. Clemens
                                                     Chairman of the Board and
                                                     Chief Executive Officer




Date: December 21, 1998                     By: /s/ FRANCIS L. GILLAN III
                                                --------------------------
                                                    Francis L. Gillan III
                                                    Chief Accounting Officer and
                                                    Treasurer





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

S-K Item
Number            Description
------            -----------

10.1 Share Purchase Agreement dated November 13, 1998 between Provident American Corporation, Lynx Private Equity Partners I, LLC, James Burke, Craig Gitlitz and Interhotel Company Ltd.

10.2* First Amendment to the Amended and Restated Interactive Marketing Agreement between America Online, Inc., Provident Health Services, Inc. and HealthAxis.com Inc.

10.3*             Promotion Agreement dated June 27, 1998 between Insurion, Inc.
                  and CNET, Inc. and the First Amendment thereto dated November 13, 1998.

10.4* Amended and Restated Agreement dated November 13, 1998 between LYCOS, Inc. and Insurion, Inc.

10.5 Agreement dated September 15, 1998 between PILIC and HealthAxis related to the Series A Convertible Preferred Shares.

10.6 Certificate of Designation related to the Series A Convertible Preferred Stock of HealthAxis.com Inc.

10.7 Certificate of Designation related to the Series B Convertible Preferred Stock of HealthAxis.com Inc.



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* To be filed by amendment.